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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Lam Research Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 29, 1996, with respect to the consolidated financial statements of Lam Research Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

San Jose, California
June 30, 1997